UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3501 County Road 6 East, Elkhart, Indiana	46514

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(574) 535-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

On March 6, 2014, Registrant’s Board of Directors approved a compensation recoupment policy for executive officers that allows for the recovery of performance-based compensation amounts paid under an incentive compensation plan, including any discretionary bonus amounts and equity awards under the Registrant’s Equity Award and Incentive Plan or any successor plan, the amount, payment and/or vesting of which was calculated based wholly, or in part, on the application of financial performance criteria. The policy applies in the event there is a required financial restatement due to material noncompliance with any financial reporting requirements under the securities laws, as determined by the Board of Directors, which results in performance-based compensation that would have been a lower amount if such compensation had been calculated based on such restated results. The policy will be administered by the Compensation Committee, as more fully described in the policy. A copy of the policy is filed herewith, and is posted on the Registrant’s website as part of the Compensation Committee Key Practices.

Item 9.01               Financial Statements and Exhibit

                                Exhibits.

                                99.                           Compensation Recoupment Policy

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED

(Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

Dated: March 12, 2014

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